Exhibit 99.1

Hertz Global Holdings, Inc. (NYSE: HTZ) Bank of America 2008 Credit Conference

2 Forward-Looking Statements Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and our future performance and do not relate directly to historical or current events or our historical or current performance. Most of these statements contain words that identify them as forward-looking, such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “seek”, “will”, “may”, “opportunity”, “target” or other words that relate to future events, as opposed to past or current events. Forward-looking statements are based on the then-current expectations, forecasts and assumptions of our management and involve risks and uncertainties, some of which are outside of our control, that could cause actual outcomes and results to differ materially from current expectations. For some of the factors that could cause such differences, please see the sections of our annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the 3 months ended September 30, 2008, entitled “Risk factors” and “Cautionary note regarding forward-looking statements.” Copies of these materials are available from the SEC, our website or our Investor Relations department. We cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any projections will be realized. We expect that there will be differences between projected and actual results. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We caution prospective purchasers not to place undue reliance on the forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained herein and in our annual and quarterly reports described above.

3 Disclosure on Financials in Presentation Amounts shown in this presentation, unless otherwise indicated, are for Hertz Global Holdings, Inc., (HGH), the ultimate parent company of The Hertz Corporation (THC). GAAP and non-GAAP profitability metrics for THC, the wholly owned operating subsidiary, are different from those of HGH. During 2006, the results of HGH and THC varied primarily due to the $1.0 billion loan facility on the books of HGH which was repaid with the proceeds from HGH’s initial public offering. In 2007, THC had lower total expenses than HGH primarily due to $2.0 million of secondary offering costs incurred at the HGH level. Other minor differences in the various profit metrics for HGH and THC, presented on both a GAAP and non-GAAP basis, exist relating to additional audit fees and interest income relating to additional cash on hand at the HGH level. In the second half of 2007 and in 2008, HGH also had additional interest income relating to an intercompany loan to THC.

4 Non-GAAP Measures and Terms The following non-GAAP measures and terms will be used in the presentation: • Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share Corporate Restricted Cash • Restricted Cash Associated with Fleet Debt • Total Net Cash Flow Levered After-Tax Cash Flow Before Fleet Growth Levered After-Tax Cash Flow After Fleet Growth Pro Forma (PF) • Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day (RPD) • Equipment Rental and Rental Related Revenue LTM • EBITDA Net Corporate Debt Net Fleet Debt Definitions, reconciliations and importance of the non-GAAP measures are provided in the slides or in the appendices of the presentation

5 Key Investment Considerations • Premier global brand • Leading franchises in large, growing industries • Superior business model and strategy with successful track record • Multiple drivers of earnings growth - Robust diversified revenue growth - Significant productivity opportunities - Strong cash flow to drive delevering • Experienced management team aligned with shareholders - Bonus metrics based on revenue growth, profitability and return on total capital

6 Leading Franchises Rent-A-Car (RAC) LTM 9/30/08 Revenue $7.1 billion 4.5% YoY Corp.EBITDA $593.2 million 8.3%* Adj. Pre-Tax $479.9 million 6.7%* • #1 airport market share in U.S. and at 69 major airports in Europe • #1 worldwide general use car rental brand • #1 brand in each of the business and leisure sectors of the U.S. airport market • Approximately 8,100 locations worldwide as of 9/30/08 with over 130 million transaction days LTM 9/30/08 * Percentage of revenues. Hertz Equipment Rental (HERC) LTM 9/30/08 Revenue $1.8 billion 1.8% YoY Corp.EBITDA $808.6 million 46.1%* Adj. Pre-Tax $328.2 million 18.7%* • Second largest operator in U.S. and Canada combined based on 2007 revenues (1) • One of the youngest fleets • Disversified revenue mix • 350 locations worldwide as of 9/30/08 (1) Source: Company Reports.

7 Superior Business Model Diversified Business ... Revenue Mix WW HERC $1.8 Billion 20% HERC Other WW RAC $7.1 Billion 80% U.S. HERC $1.3B 14% $0.5B 6% U.S. Off-Airport RAC $1.0B 11% U.S. Airport RAC (Business) $1.5B 17% U.S. Airport RAC (Leisure) $2.1B 24% Int’l. RAC Airport $1.4B 16 % Int’l. RAC Off-Airport $1.1B 12% ...with Consistent Growth and Profitability Revenue($ in Millions) RAC HERC CAGR=10.0% $5,934 $1,038 $4,888 $6,676 $1,162 $5,508 $7,469 $1,415 $6,047 $8,058 $1,673 $6,378 $8,686 $1,756 $6,921 $8,875 $1,756 $7,111 2003 2004 2005 2006 2007 LTM 9/30/08 Corporate EBITDA ($ in Millions) CAGR=20.2% $739 $356 $390 $992 $431 $574 $1,141 $587 $575 $1,379 $759 $653 $1,542 $834 $738 $1,369 $809 $593 2003 2004 2005PF 2006 2007 LTM 9/30/08 2003 EBITDA- RAC Interest Expense - RAC Fleet Depreciation Expense Corporate EBITDA LTM 9/30/08 Revenue= $8.9 Billion

8 Hertz Global Holdings, Inc.— Third Quarter 2008 “The third quarter was difficult for both the macro-economy and our industry; in resopnse, we implemented unprecedented strategic actions to improve both liquidity and customer satisfaction... While these actions did not improve third quarter results, we believe they better position the Company to optimize liquidity going forward, especially in the fourth quarter when we generate most of our cash flow...” — Mark P. Frissora, Chairman and CEO, Nov.5, 2008

9 Hertz Consolidated Scorecard 9/30/08 YTD September 30 ($ in Millions) 2007 YTD 2008 YTD YoY % Change Revenues $6,546.8 $6,736.3 2.9% Corporate EBITDA % of Revenues $1,163.5 17.8% $986.2 14.6% (15.2%) Adjusted Pre-Tax Income % of Revenues $508.2 7.8% $340.8 5.1% (32.9%) Adjusted Net Income % of Revenues $315.9 4.8% $208.8 3.1% (33.9%) Adjusted Diluted EPS $0.97 $0.64 (34.0%) Levered After-Tax Cash Flow After Fleet Growth $(34.2) $(262.8) (668.4%) Aggressive Q3 ‘08 Actions (e.g., Defleeting) help optimize liquidity and right-size business Q3 2008 Total Net Cash Flow improved $42.3M YoY

10 Operating in a Tough Environment Macro-Economic headwinds curtailing demand - Reduced airline capacity - Tight credit markets - Slowing economy - Commodity cost volatility Generally, Car Rental and Equipment Rental Industries are better positioned than in earlier downturns - Industry consolidation - Competitors more rational and experienced - More disciplined fleet management aligned with demand Hertz has demonstrated track record of performing in difficult times $ in millions 9/30/08 LTM 2002 2001 1991 Revenue $8,875.1 $5,638.4 $5,596.9 $2,626.2* Pre-Tax $144.6 $216.4(1) $2.7 $69.8 (1) 2002 had unprecedented increase in RAC pricing of 9.6% that boosted results. *Amount not restated.

11 Operating in a Tough Environment Hertz’s Strategy Continued Cash Flows/Liquidity management Optimize fleet flexibility Enhanced revenue diversification - RAC: Expand Leisure, Off-Airport and Car Sharing services - HERC: Geographic expansion (China, Middle East) Accelerated cost and efficiency initiatives - Centralize European operations - Rationalized U.S./Europe location footprint - Leverage technology to reduce cost/increase customer satisfaction

12 Strong Capital Structure and Liquidity Position Leverage ($ in Millions) As of September 30, 2008 Net Fleet Debt $7,351 Net Corporate Debt $4,248 Total Net Debt $11,599 LTM EBITDA $3,357 LTM Corporate EBITDA $1,369 Total Net Debt/EBITDA 3.5x Net Corp.Debt/Corp. EBITDA 3.1x Liquidity As of September 30, 2008 Cash-Corporate Cash $732 Unfunded Corporate Liquidity $1,077 Total Corporate Liquidity $1,809 Fleet Financing Availability* $2,779 Total Liquidity $4,588 Improved Total Net Debt to EBITDA Ratio from 3.6 in 9/07 to 3.5 in 9/08; Finalized $825M VFN Facility in September ‘08 *Subject to borrowing base availability.

13 Global Debt Status Recently executed $825M fleet financing provides near term liquidity Upcoming debt service* ($ in millions) Q4 2008 Ql 2009 Q2 2009 Q3 2009 Q4 2009 Corporate $89 $70 $3 $8 $7 Fleet $- $771 $169 $- $- Total $89 $841 $172 $8 $7 Total Global Debt Maturity Schedule at 9/30/08 ($ in millions) $7,000 $6,060 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 $89 $1,029 $290 $2,332 $279 $2,141 $600 $0 $25 2008 2009 2010 2011 2012 2013 2014 2016 2018 2028 Corporate Debt $89 $89 $62 $136 $2,063 $- $2,141 $600 $- $25 Fleet Debt $- $940 $5,998 $154 $269 $279 $- $- $- $- * Including amortization.

14 Deleveraging Strategy • Continue to generate strong cash flow throughout 2009 • Cash Flow could be used for: - Corporate debt retirement/net corporate debt reduction - Re-investment in our company and strategic initiatives • Limitations on Stock/Debt buy back - Effectively governed by ability to dividend money up to HGH to buy back stock and debt

15 Key Revenue Growth Strategies Worldwide Car Rental • Off-Airport • Leisure market • Car sharing • “One-hour to one-year” rentals • Licensee acquisitions • Network expansion • Ancillary revenues – NeverLost, DVD players, insurance Highly differentiated, consumer friendly, premium value Worldwide HERC • Continue shift of customer/fleet away from construction/earthmoving • Continue product roll-out into U.S. and international markets (e.g., Middle East, China) • Select Geographic network expansion through greenfield in underserved HERC markets • Increase international presence and revenue base through preferred acquisitions and joint venture opportunities

Hertz

Projected Cost Improvement Progress

- Project Alpha
  - Reduce costs/delayer
  - Define 200+ sub-processes & 15 domains
  - Basis for Project Genesis
  - European restructuring
- Establish Project Management office
- Kicked off Project Genesis:
  - Identify BPR projects
  - Develop COEs
  - Assess BPO

$0

$187m

2007

- COEs created
  - IT, Property, Finance, HR, Procurement, Marketing, Sales, Document Management, Fleet
- Business Process Outsourcing (BPO) partnerships:
  - IBM
  - CDI
  - CBRE
  - ACS
  - ICGC
  - OCE
- Business Process Reengineering (BPR) projects launched in nearly all areas
- Lean Sigma optimizing work and providing efficiency improvements

$490m*

- Realigned U.S. RAC regions
- Standardize, streamline, globalize processes
- Identify & implement global best practices
- Fleet redesign underway
- Continued back office improvements

2008

$700m*

2009

$800+m*

- Continue rolling out BPR projects
- Design and Implement next generation BPR
- Develop culture of continuous improvement
- Instill process & project discipline
- Continue to identify & implement best practices
- Keep taking Hertz to the next level

* Targets

2010

Objective: Hertz transformed into the Lowest Cost Provider

16

17 Hertz Reinvestment Strategy Incremental Investments to Become a “Better and Better” Hertz 2008 Incremental Spending YTD September 30 Our Brand $27 Million • Advertising – On and Off-line • NeverLost expansion and enhancement • Promotion • Simply Wheelz pilot in Orlando and Spain • HERC product expansion Our Operations $10 Million • Acquisitions • New locations • Upgrades – facilities, service areas • Website and Infrastructure Our People $11 Million • Training – HIP, restructuring, project management • Improved internal communications • Global COEs and reorganization • Enhanced benefits – U.S. vacation, tuition reimbursement Total Incremental Investment $48 Million

18 Worldwide RAC

19 Large Market with Attractive Growth 2007 Total Global Market = $33+B U.S. Airport Market Share Others 3.2% Enterprise 8.8% Budget 10.4% Dollar/Thrifty 11.0% Vanguard(a) 20.0% Avis 19.7% Hertz 26.9% Market Size – $11.4B (2007) Market Share June ‘08 YTD International 37% U.S. Off-Airport 29% U.S. Airport 34% Source: Estimate based on Auto Rental News, Mintel and Euromonitor International Source: Airport Authorities (a) Includes National and Alamo • 99% of airports reporting for June 200 8 YTD Europe Airport Market Share Eurocar 23% Sixt 11% Avis Europe 22% Hertz 25% National 10% Others 9% 2007 Market Size = –$5.5B Source: Western Europe market size - Euromonitor International Martel Share: Airport Authorities & company estimates for countries where Hertz has corporate operations

Hertz

Highly Differentiated, Leading Brand Strategy

- **Our customer base**
  - Affiliated business
    - >80% of revenue
    - 70+ travel partnerships
- **Strong corporate relationships**
  - High retention longstanding corporate accounts
  - Leading small business account program
- **Our product array**
  - Hourly to monthly rentals
  - Car Collections
    - Green, Fun, Prestige, Motorbikes
  - Ancillary products
    - NeverLost, Sirius, DVD players
- **Our Service Reputation**
  - #1 Club Gold/Gold Service
  - Best-in-Class
  - 10 minute service guarantee
  - Consumer friendly fuel programs

Brand Differentiation

June 2008



28%
"Which one car rental company is best overall?"
16%
12%
12%
9%
8%
Hertz
Avis
Enterprise
Budget
National
Alamo

Source: June 2008 Car Rental Tracking Study conducted among over 600 airport renters by an independent third party research company. Percentages reflect average of business and leisure responses.

YTD 9/30/08 Corp. EBITDA Margins



8.1%
5.3%
3.1%
WW RAC Hertz
Avis/Budget
Dollar/Thrifty

20

21 Flexible Fleet Dynamics Diversified Fleet Composition: lower concentration of top suppliers than any major competitors Nissan 2% Mercedes 2% Renault 3% Peugeot 3% Volkswagen 3% Other 7% GM 20% Ford 26% Toyota 13% Mazda 6% Hyundai 5% Kia 5% Fiat 5% Represents LTM Purchases as of 9/30/08 Worldwide Rent-A-Car Risk Fleet = 58%* of total (U.S. @ 59%*; Int’l @ 55%*) *As of September 30, 2008

22 Improving Vehicle Holding Costs Model year net cost inflation in U.S. Rent-A-Car 2007 Model Year ~ 3% 2008 Model Year ~ 4%-5% 2009 Model Year ~ (2%)-0% OEM increases mitigated by shift to risk fleet, longer holding periods, better fleet management and alternate disposal channels Monthly vehicle costs are cheaper as we age the fleet

Q3 2008 U.S. Volume/Pricing

Transaction Days

- **Soft transaction days performance**
  - (5.6%) in Q3 2008 vs. 2007
- **Longer rentals**
  - +4.2% in Q3 2008 vs. 2007
- **U.S. Off-Airport transaction days continue to outperform airport, but at a slower pace**
  - (1.6%) in Q3 2008 vs. 2007
  - (7.3%) airport in Q3 2008 vs. 2007
- **U.S. revenue growth from online transaction days vs. 2007**
  - Q3 grew 2.6%
  - Q2 grew 7.7%

Pricing

- **Maintained price leadership position with multiple increases in Q3**
- **Q3 2008 Hertz RPD up 0.4% YoY**
  - +0.7% Airport; +0.6% Off-Airport
  - September pricing weaker (3%)
- **Trends impacting Q3 and current environment**
  - Declining airline enplanement growth
  - Corporate travel restrictions
  - Reduced consumer sentiment
  - Increased fleet capability amongst competitors
- **Profitable channel mix changes impact pricing (average RPD)**
  - Off-Airport: Lower RPD for longer rental life insurance replacement rentals
  - Online: Lower RPD for leisure rentals booked online which have lower transaction costs

H1010-30-11/08- 23

23

24 Worldwide HERC

25 Large Market with Attractive Growth • Diversified business segments providing insulation to declining markets • Highly fragmented industry providing acquisition opportunities • Currently in what is anticipated to be a 2 year downward cycle in the U.S. • Rental Penetration anticipated to grow U.S. Equipment Rental Industry Revenue ($ in Billions) 1991-2000 CAGR = 13.5% 2000-2003 CAGR = (1.2)% 2003-2008E CAGR = 9.6% $8 $10 $11 $13 $14 $16 $18 $21 $24 $25 $25 $24 $24 $27 $29 $35 $38 $38 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008E Source: Rental Equipment Register, Manfredi & Associates 2007 U.S. Total Market Size = $38B HERC RSC Sunbelt URI 7% 4% 4% 4% Others 81% Source: Manfredi & Associates and company reports.

26 Customer Segmentation Top 20 U.S. Customers Represents Our Diversified Market Segmentation Sept LTM 2008 Industrial 10 Construction 6 Fragmented 4 • Industrial segmentation in first 9 months is highest in company history for North America • Customer diversification continues • Product initiatives – Sept. YTD Revenue for power generation has doubled YoY – Hurricane created opportunities for Pump, Power Generation, and Plant Services N.A. Revenue Sources LTM 9/30/08 Residential Construction 3% Industrial 21% Non-residential Construction 46% Engineering Svcs/Gov’t/Other 30% Fleet Diversity Sept. 30, 2008 $2,396.9M* Material Handling 18% Trucks 13% General 3% Electric 4% Pumps 3% Air Compressors 3% Earth Moving/Compaction 27% Aerial/Cranes 29% * First Cost Basis. Roll Out of Initiatives Enhances Customer Diversity

27 HERC: World Class Operator in Equipment Rental Industry • Broad geographic footprint – U.S., Canada, France, Spain and China • Hertz brand’s +40 years in equipment rental business • End-user and product diversification mitigates reliance on non-residential construction activity - Aerial, pumps, power generation, General Rental, and on site plant services Note: Data as of 9/30/08 last available 9 months, except Sunbelt (as of 7/31/08) as per company reports. (1) Corporate EBITDA for HERC and proforma EBITDA for URI, EBITDA for Sunbelt, and adjusted EBITDA for RSC; Revenue and EBlTDA figures excludes gain on sale of used equipment. ’04-’07 Rental Revenue CAGR 16.2% RSC 15.0% HERC 8.5% URI 4.8% Sunbelt YTD EBITDA Margin (1) 45.5% RSC 44.9% HERC 38.1% Sunbelt 33.0% URI Average Fleet Age (In Months) 38 34 34 31 RSC HERC Sunbelt URI YTD Revenue per Store ($ in Millions) $4.3* $3.4 $2.7 $2.6 N.A.HERC URI RSC Sunbelt * Based on 262 stores

28 HERC Geographic Growth Opportunities: China and Middle East China • Shanghai operations began 2008; expansion to Beijing and Guangzhou • $1B construction and $140B major industrial projects • Local rental industry immature; with market penetration below 5% Middle East • Continued demand in Saudi Arabia and UAE • Market lacks full service rental provider; local players are small and specialized • Refinery revenue potential: $200M ($52M in Saudi Arabia) • Potential Joint Venture partners and Carlyle Group MENA

29 Wrap Up Questions & Answers

30 Key Investment Considerations • Premier global brand • Leading franchises in large, growing industries • Superior business model and strategy with successful track record • Multiple drivers of earnings growth - Robust diversified revenue growth - Significant productivity opportunities - Strong cash flow to drive delevering • Experienced management team aligned with shareholders - Bonus metrics based on revenue growth, profitability and return on total capital

31 Financial Overview Appendices

32 Strong Financial Performance Historical RAC HERC Revenue ($ in Millions) CAGR = 10.0% $5,934 $1,038 $4,888 $6,676 $1,162 $5,508 $7,469 $1,415 $6,047 $8,058 $1,673 $6,378 $8,686 $1,756 $6,921 $6,736 $1,287 $5,443 2003 2004 2005 2006 2007 9/30/08 YTD Corporate EBITDA ($ in Millions) CAGR = 20.2% $739 $356 $390 $992 $431 $574 $1,141 $587 $575 $1,379 $759 $653 $1,542 $834 $738 $986 $579 $439 2003(1) 2004(1) 2005 PF 2006 2007 9/30/08 YTD (1) Represents EBITDA – RAC interest expense – RAC fleet depreciation expense.

33 Generating Cash Flow • Significant cash flow available to pay down Corporate Debt • Higher cash investment for acquisitions year-over-year LTM September 30, ($ in Millions) 2007 2008 Change Corporate EBITDA $1,521.9 $1,368.5 $(153.4) Corporate Net Cash Interest (407.9) (368.8) 39.1 Equipment Rental Maintenance Capital Expenditures, Net (257.4) (310.7) (53.3) Non-Fleet Capital Expenditures, Net (164.3) (130.4) 33.9 Corporate Cash Taxes (35.5) (32.5) 3.0 Changes in Working Capital 157.5 (146.5) (304.0) Changes in Other Assets/Liabilities (91.8) (319.3) (227.5) Levered After-Tax Cash Flow Before Fleet Growth* 722.5 60.3 (662.2) Equipment Rental Fleet Growth Capital Expenditures (222.9) 293.3 516.2 Car Rental Net Fleet Equity Requirement (145.5) (29.6) 115.9 Levered After-Tax Cash Flow After Fleet Growth* $ 354.1 $ 324.0 $ (30.1) Percent of Revenue 4.1% 3.7% (0.4)PP * Amounts include the effect of fluctuations in foreign currency.

34 Estimated Annual Profitability Sensitivity ($ in Millions) • +/- 1% Volume (Transactions) • +/- 1% Pricing (Incremental after covering commissions, rebates, bad debt & general inflation) • +/- 1PP Fleet Efficiency* • +/- 1% Length Effect on Income Before Income Taxes U.S. RAC $10-$12 $30-$35 $18-$20 $14-$16 Int’l RAC $5-$7 $15-$17 $6-$8 $8-$10 HERC $4-$5 $12-$14 $5-$7 NA * Calculated for car rental as transaction days / average fleet operated during the time period / 365 and for equipment rental as 1 PP improvement in time utilization

35 Key Definitions LTM Results for the twelve months ended. EBITDA* Earnings before interest expense, taxes, depreciation and amortization. Corporate EBITDA* Earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. Adjusted Pre-Tax Income * Income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts, and certain one-time charges and non-operational items. Adjusted Net Income * Adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate and minority interest. Adjusted Diluted Earnings Per Share * Calculated as adjusted net income divided by the pro forma number of shares outstanding. For 2008, number of shares represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2007. For 2007 and prior years represents the pro forma post-IPO diluted number of shares outstanding. Net Corporate Debt * Total debt excluding fleet debt less cash and equivalents and corporate restricted cash. Net Fleet Debt * Total fleet debt (U.S. ABS Fleet Debt, the Fleet Financing Facility, obligations incurred under our International Fleet Debt Facilities, capital lease financings relating to revenue earning equipment that are outside the International Fleet Debt Facilities, International ABS Fleet Financing Facility, the Belgian Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, the U.K. Leveraged Financing Facility and the pre-Acquisition ABS Notes) less restricted cash associated with fleet debt. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, “Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”, “Net Corporate Debt”, “Net Fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Total Net Cash Flow”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After Fleet Growth”, “Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, Information required to accompany the disclosure of non-GAAP financial rneasures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

36 Key Definitions Corporate Restricted Cash* Total restricted cash includes cash and equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt. Restricted Cash Associated with Fleet Debt* Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt programs and our car rental like-kind exchange program. Total Net Cash Flow* Change in the cash and equivalents, restricted cash and debt balances, adjusted for the effects of foreign currency. Levered After-Tax Cash Flow Before Fleet Growth* Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and minority interest) less corporate net cash interest and corporate cash taxes. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth) Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing cost and corporate debt discounts. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth) Corporate cash taxes represents cash paid by the Company during the period for income taxes. Levered After-Tax Cash Flow After Feet Growth* Levered After-Tax Cash flow Before Feet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Pro Forma (PF) Pro forma metrics give effect to the Company’s new capital structure as if the debt associated with the acquisition of the Company on December 21, 2005 and related purchase accounting adjustments had occurred on January 1, 2005. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, “Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”, “Net Corporate Debt”, “Net Fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Total Net Cash Flow”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After Fleet Growth”, “Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G, information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

37 Key Definitions Transaction Days Transaction days represent the total number of days that vehicles were on rent in a given period. Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day* Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. Equipment Rental and Rental Related Revenue * Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. Same Store Revenue Growth Same store revenue growth represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency as not to affect the comparability of underlying trends. * “EBITDA,” “Corporate EBITDA”, “Adjusted Pre-Tax Income”, “Adjusted Net Income”, “Adjusted Diluted Earnings Per Share”, “Net Corporate Debt”, “Net Fleet Debt”, “Corporate Restricted Cash”, “Restricted Cash Associated with Fleet Debt”, “Total Net Cash Flow”, “Levered After Tax Cash Flow Before Fleet Growth”, “Levered After-Tax Cash Flow After Fleet Growth”, “Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day” and “Equipment Rental and Rental Related Revenue” are non-GAAP measures within the meaning of Regulation G. In conformity with Regulation G. information required to accompany the disclosure of non-GAAP financial measures, including a reconciliation of the non-GAAP measures discussed In this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States, appears within the slides or at the end of this presentation on the slides relating to the non-GAAP measures.

38 Key Profitability Metrics • Adjusted Pre-Tax Income (by Segment) Excludes: - Non-cash effects of purchase accounting - Amortization of deferred financing fees/debt discount - Other one-time or non-operational items (e.g., restructuring charges and vacation accrual adjustment) • Corporate EBITDA (by Segment) Calculated as: EBITDA – RAC vehicle depreciation – RAC vehicle interest expense + non-cash expenses and charges + extraordinary, unusual or non-recurring gains and losses • Adjusted Net Income (by Segment) - Tax-affected adjusted pre-tax income less minority interest

39 Build-Up of Key Profitability Metrics LTM 9/30/08 Corporate EBITDA ($ in Millions) EBITDA $3,357.2 (-) RAC fleet depreciation (1,815.4) (-) RAC fleet Interest (429.3) (+) Non-cash expenses & charges 94.0 (+) Extraordinary, unusual or non-recurring gains and losses 162.0 Corporate EBITDA $1,368.5 LTM 9/30/08 Adjusted Pre-Tax and Adjusted Net Income ($ in Millions) Income before income taxes and minority interest $144.6 Adjustments (reflect non-GAAP measures): Purchase accounting 100.6 Non-cash debt charges 75.0 Restructuring and restructuring related charges 179.2 Management transition costs 5.3 Unrealized loss on derivative 11.1 Realized gain on derivative (14.8) Vacation accrual adjustment (7.7) Subtotal of adjustments 348.7 Adjusted Pre-Tax Income $493.3 Income taxes and minority interest (190.6) Adjusted Net Income $302.7

40 Hertz Debt Structure at 9/30/08 “RAC FleetCo” “Corporate” Fleet Depreciation + Fleet Interest Use of Vehicles ($ in Millions) Assets: RAC Fleet Value Fleet Receivables Cash(1) $8,473 $930 $288 $9,691 Total Fleet Debt: US.ABS & Fleet Financing International Fleet Debt Other International Facilities $4,900 $1,377 $1,362 $7,639 $2,052 79% Total Fleet Equity Loan-to-Value Assets: All other assets of Hertz, including the HERC Fleet Net Corporate Debt: ABL/Term Loan Bonds Less: Cash(2) $1,931 $3,274 $(957) Total $4,248 (1) Restricted Cash Associated with Fleet Debt (2) Cash and Equivalents, plus Corporate Restricted Cash

Non-GAAP Reconciliations

($ in Millions)

EBITDA Less RAC Interest Expense and RAC Fleet Depreciation Expense

	2003	2004
Car Rental		
Income before income taxes and minority interest	$ 278.7	$ 437.7
Depreciation and amortization	1,369.7	1,365.3
Interest, net of interest income	271.8	305.0
EBITDA	1,920.2	2,108.0
Adjustments:		
Car rental interest expense, net of interest income	(271.8)	(305.0)
Car rental fleet depreciation	(1,258.3)	(1,228.6)
EBITDA less RAC interest expense and fleet depreciation expense	$ 390.1	$ 574.4
Equipment Rental		
Income (loss) before income taxes and minority interest	$ (21.8)	$ 87.8
Depreciation	301.3	271.4
Amortization	0.6	-
Interest, net of interest income	75.8	72.0
EBITDA	$ 355.9	$ 431.2
Other Reconciling Items		
Loss before income taxes and minority interest	$ (19.4)	$ (22.9)
Depreciation and amortization	4.5	4.8
Interest, net of interest income	7.4	7.4
Minority interest	-	(3.2)
EBITDA	$ (7.5)	$ (13.9)
Consolidated		
Income before income taxes and minority interest	$ 237.5	$ 502.6
Depreciation and amortization	1,676.1	1,641.5
Interest, net of interest income	355.0	384.4
Minority interest	-	(3.2)
EBITDA	2,268.6	2,525.3
Adjustments		
Car rental interest expense, net of interest income	(271.8)	(305.0)
Car rental fleet depreciation	(1,258.3)	(1,228.6)
EBITDA less RAC interest expense and fleet depreciation expense	$ 738.5	$ 991.7

Hertz

H1010-30-11/08- 41

41

42 Non-GAAP Reconciliations Condensed Consolidated Statement of Operations – Reconciliation of Actual to Pro Forma ($ in Millions) Year Ended December 31, 2005 [Combined] Pro Forma Historical Adjustments Pro Forma Total revenues $7,469.2 $- $7,469.2 Expenses: Direct operating 4,189.3 74.5(a) 4,263.8 Depreciation of revenue earning equipment 1,599.7 13.0(b) 1,612.7 Selling, general and administrative 638.5 0.90(c) 639.4 Interest, net of interest income 500.0 323.6(d) 823.6 Total expenses 6,927.5 412.0 7,339.5 Income (loss) before income taxes and minority interest 541.7 (412.0) 129.7 (Provision) benefit for taxes on income (179.1) 109.2(e) (69.9) Minority interest (12.6) - (12.6) Net income (loss) $350.0 $(302.8) $47.2 Income (Loss) Before Income Taxes and Minority Interest by Segment Year Ended December 31, 2005 (Combined) Car Rental Equipment Rental Other Reconciling Items Total Historical income (loss) before income taxes and minority interest $374.6 $239.1 $(72.0) $541.7 Pro Forma Adjustments: Direct operating (a) (26.6) (34.0) (13.9) (74.5) Depreciation of revenue earning equipment (b) 16.8 (29.8) - (13.0) Selling, general and administrative (c) (17.2) (0.1) 16.4 (0.9) Interest, net of interest income (d) (56.0) (1.9) (265.7) (323.6) Pro forma income (loss) before income taxes and minority interest $291.6 $173.3 $(335.2) $129.7 (a) Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. (b) Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting. (c) Represents an increase in depreciation of property and equipment relating to purchase accounting. (d) Represents the increase in interest expense giving effect to our new capital structure as if the debt associated with the acquisition on December 21, 2005 had occurred on January 1, 2035. (e) Represents a benefit for income taxes derived utilizing a normalized income tax rate of 35%. For the year ended December 31, 2005, the impact of the reversal of the $35.0 million valuation allowance on foreign tax credit carryforwards was excluded.

Hertz

Non-GAAP Reconciliations

Corporate EBITDA

($ in Millions)	LTM September 30,		Nine Months Ended Sept. 30,		Year December 31,			Three Months Ended Dec. 31,	
	2008	2007	2008	2007	2007	2006	Combined 2005 PF	2007	2006
Car Rental									
Income before income taxes and minority interest	$ 298.8	$ 469.6	$ 209.4	$ 379.2	$ 468.6	$ 373.5	$ 291.6	$ 89.4	$ 90.4
Depreciation and amortization	1,974.6	1,816.2	1,519.7	1,401.7	1,856.6	1,659.9	1,551.9	454.9	414.5
Interest, net of interest income	425.1	429.5	316.9	328.6	436.8	424.1	421.0	108.2	100.9
EBITDA	2,698.5	2,715.3	2,046.0	2,109.5	2,762.0	2,457.5	2,264.5	652.5	605.8
Adjustments:									
Car rental fleet interest	(429.3)	(416.6)	(322.2)	(320.7)	(427.8)	(400.0)	(406.9)	(107.1)	(95.9)
Car rental fleet depreciation	(1,815.4)	(1,649.2)	(1,399.7)	(1,279.7)	(1,695.4)	(1,479.6)	(1,381.5)	(415.7)	(369.5)
Non-cash expenses and charges (a)	61.2	65.6	49.3	48.5	60.4	75.5	94.9	11.9	17.1
Non-cash expenses and charges to arrive at LTM (b)	(0.6)	(0.5)	-	-	-	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	78.8	25.9	66.0	25.9	38.7	-	4.0	12.8	-
Corporate EBITDA	$ 593.2	$ 740.5	$ 439.4	$ 583.5	$ 737.9	$ 653.4	$ 575.0	$ 154.4	$ 157.5
Equipment Rental									
Income before income taxes and minority interest	$ 202.8	$ 303.4	$118.5	$224.2	$ 308.5	$ 269.5	$ 173.3	$ 84.3	$ 79.2
Depreciation and amortization	422.9	367.9	315.6	273.3	380.6	350.3	321.4	107.3	94.6
Interest, net of interest income	126.3	146.1	87.4	107.4	146.3	140.0	91.7	38.9	38.7
EBITDA	752.0	817.4	521.5	604.9	835.4	759.8	586.4	230.5	212.5
Adjustments:									
Non-cash expenses and charges	0.2	1.7	-	2.5	2.7	(0.4)	1.0	0.2	(0.8)
Non-cash expenses and charges to arrive at LTM (b)	(0.2)	-	-	-	-	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	56.6	(3.6)	57.0	(3.6)	(4.0)	-	-	(0.4)	-
Corporate EBITDA	$ 808.6	$ 815.5	$ 578.5	$ 603.8	$ 834.1	$ 759.4	$ 587.4	$ 230.3	$ 211.7
Other Reconciling Items									
Loss before income taxes and minority interest	$ (357.0)	$ (424.8)	$ (264.6)	$ (297.9)	$ (390.3)	$ (442.4)	$ (335.2)	$ (92.4)	$ (126.9)
Depreciation and amortization	5.7	6.1	4.6	4.8	5.9	5.9	5.5	1.1	1.3
Interest, net of interest income	279.4	313.8	212.4	225.3	292.3	336.6	310.9	67.0	88.5
Minority interest	(21.4)	(18.8)	(16.1)	(14.4)	(19.7)	(16.7)	(12.6)	(5.3)	(4.4)
EBITDA	(93.3)	(123.7)	(63.7)	(82.2)	(111.8)	(116.6)	(31.4)	(29.6)	(41.5)
Adjustments:									
Non-cash expenses and charges (a)	35.5	43.8	20.3	31.1	39.1	55.5	10.3	15.2	12.7
Non-cash expenses and charges to arrive at LTM (b)	(2.1)	(7.2)	-	-	-	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	26.6	52.3	11.7	27.3	42.2	23.8	-	14.9	25.0
Sponsors' fees	-	0.7	-	-	-	3.2	-	-	0.7
Corporate EBITDA	$ (33.3)	$ (34.1)	$ (31.7)	$ (23.8)	$ (30.5)	$ (34.1)	$ (21.1)	$ 0.5	$(3.1)
Consolidated									
Income before income taxes and minority interest	$ 144.6	$ 348.2	$ 63.3	$ 305.5	$ 386.8	$ 200.6	$ 129.7	$ 81.3	$ 42.7
Depreciation and amortization	2,403.2	2,190.2	1,839.9	1,679.8	2,243.1	2,016.1	1,878.8	563.3	510.4
Interest, net of interest income	830.8	889.4	616.7	661.3	875.4	900.7	823.6	214.1	228.1
Minority interest	(21.4)	(18.8)	(16.1)	(14.4)	(19.7)	(16.7)	(12.6)	(5.3)	(4.4)
EBITDA	3,357.2	3,409.0	2,503.8	2,632.2	3,485.6	3,100.7	2,819.5	853.4	776.8
Adjustments:									
Car rental fleet interest	(429.3)	(416.6)	(322.2)	(320.7)	(427.8)	(400.0)	(406.9)	(107.1)	(95.9)
Car rental fleet depreciation	(1,815.4)	(1,649.2)	(1,399.7)	(1,279.7)	(1,695.4)	(1,479.6)	(1,381.5)	(415.7)	(369.5)
Non-cash expenses and charges	96.9	111.1	69.6	82.1	102.2	130.6	106.2	27.3	29.0
Non-cash expenses and charges to arrive at LTM (b)	(2.9)	(7.7)	-	-	-	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	162.0	74.6	134.7	49.6	76.9	23.8	4.0	27.3	25.0
Sponsors' fees	-	0.7	-	-	-	3.2	-	-	0.7
Corporate EBITDA	$ 1,368.5	$ 1,521.9	$ 986.2	$ 1,163.5	$ 1,541.5	$ 1,378.7	$ 1,141.3	$ 385.2	$ 366.1

(a) Non-cash expenses and charges for our car rental segment have been revised to include unrealized gains and losses on our interest rate swaptions which were previously included in "Other Reconciling Items" for the nine months ended September 30, 2007, years ended December 31, 2007 and 2006 and three months ended December 31, 2007.

(b) Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

H1010-3Q-11/08-43

43

Non-GAAP Reconciliations

Corporate EBITDA, Adjusted Pre-Tax Income and Adjusted Net Income

($ in Millions)	LTM September 30,	Year Ended December 31,		Three Months Ended December 31,	
	2006 PF	Combined 2005 PF	2006	Combined 2005 PF	2006
Corporate EBITDA - Consolidated					
Income before income taxes and minority interest	$ 164.9	$ 129.7	$ 200.6	$ 7.0	$ 42.7
Depreciation and amortization	1,987.1	1,878.8	2,016.1	481.4	510.4
Interest, net of interest income	879.2	823.6	900.7	206.6	228.1
Minority Interest	(15.5)	(12.6)	(16.7)	(3.2)	(4.4)
EBITDA	3,015.7	2,819.5	3,100.7	691.8	776.8
Adjustments:					
Car rental fleet interest	(404.5)	(406.9)	(400.0)	(100.4)	(95.9)
Car rental fleet depreciation	(1,464.6)	(1,381.5)	(1,479.6)	(354.5)	(369.5)
Non-cash expenses and charges	139.2	106.2	130.6	37.6	29.0
Non-cash expenses and charges to arrive at LTM *	(2.3)	-	-	-	-
Extraordinary, unusual or non-recurring gains and losses	(1.2)	4.0	23.8	-	25.0
Sponsors' fees	2.5	-	3.2	-	0.7
Corporate EBITDA	$ 1,284.8	$ 1,141.3	$ 1,378.7	$ 274.5	$ 366.1
Adjusted Pre-Tax Income & Adjusted Net Income - Consolidated					
Income before income taxes and minority interest	$ 164.9	$ 129.7	$ 200.6	$ 7.0	$ 42.7
Adjustments:					
Purchase accounting	87.6	91.0	90.4	23.2	26.0
Non-cash debt charges	104.1	109.0	99.5	27.3	22.7
Unrealized transaction loss (gain) on Euro-denominated debt	16.4	(2.8)	19.2	(2.8)	-
Interest on HGH debt	23.8	-	39.9	-	16.1
Management transition costs	5.4	-	9.8	-	4.4
(Gain) loss on sale of swap derivative	(6.6)	-	(1.0)	-	5.6
Stock-based compensation charges	13.3	-	13.3	-	-
Sponsor termination fee	-	-	15.0	-	15.0
European headquarters relocation costs	-	4.0	-	-	-
Adjusted pre-tax income	408.9	330.9	486.7	54.7	132.5
Assumed provision for income taxes of 35%	(143.0)	(115.8)	(170.3)	(19.1)	(46.4)
Minority interest	(15.5)	(12.6)	(16.7)	(3.2)	(4.4)
Adjusted net income	$ 250.4	$ 202.5	$ 299.7	$ 32.4	$ 81.7

* Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

44

H1010-30-11/08- 44

45 Non-GAAP Reconciliations Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) ($ in Millions) LTM September 30, Nine Months Ended Sept. 30, Three Months Ended Dec.31, 2008 2007 2008 2007 2007 2006 Car Rental Total Revenues $ 7,111.2 $6,804.9 $5,442.8 $5,252.2 $1,668.4 Total Expenses 6,812.4 5,233.4 4,873.0 1,579.0 Income before income taxes and minority interest 298.8 209.4 379.2 89.4 90.4 Adjustments: Purchase accounting 40.7 31.8 30.5 25.1 10.2 6.7 Non-cash debt charges 70.0 37.9 12.6 16.1 Restructuring charges 46.3 64.7 18.2 - Restructuring related charges 10.1 - 16.1 - - - Vacation accrual adjustment (5.4) (20.4) - (20.4) (5.4) - Unrealized loss (gain) on derivative (a) 11.1 (3.2) 12.0 (3.2) (0.9) - Realized gain on derivative (a) (14.8) - (14.8) - - - Adjusted pre-tax income 479.9 355.8 450.9 124.1 113.2 Assumed provision for income taxes of 34% for 2008 and 36% for 2007 and 2006 (164.8) (121.0) (43.8) (39.6) Adjusted net income $ 315.1 $ 234.8 $ 312.6 $ 73.6 Equipment Rental Total Revenues $1,755.5 $1,287.4 $436.0 Total Expenses 1,662.7 1,420.4 1,168.9 1,063.6 356.8 Income before income taxes and minority interest 202.8 303.4 118.5 224.2 79.2 Adjustments: 61.5 42.4 42.6 15.5 18.9 Purchase accounting 10.9 10.7 2.9 2.4 Non-cash debt charges 56.5 3.4 55.0 3.4 1.5 - Restructuring charges Restructuring related charges 2.0 — 2.0 — — — Vacation accrual adjustment (7.0) — (7.0) (1.9) — Adjusted pre-tax income 326.2 372.0 225.9 271.5 102.3 100.5 Assumed provision for income taxes of 34% for 2008 and for 2007 and 2006 (112.6) (95.0) (35.2) Adjusted net income $149.1 $176.5 $65.3 Other Reconciling Items Total Revenues $8.4 $8.7 $8.1 $6.8 $2.3 $1.9 Total Expenses 365.4 270.7 94.7 128.8 Loss before income taxes and minority interest (357.0) Adjustments: Purchase accounting 2.0 1.7 1.5 1.3 0.5 0.4 Non-cash debt charges 13.6 29.3 10.5 25.1 3.1 4.2 Restructuring charges 18.8 15.7 7.5 15.7 11.3 - Restructuring related charges 2.9 - 2.9 - - - Vacation accrual adjustment (1.4) - (1.4) (0.4) - Secondary offering costs- 2.0 - 2.0 - - Management transition costs 5.3 15.4 1.3 11.0 4.0 4.4 Interest on HGH dept - 16.1 - - - 16.1 Sponsor termination fee - 16.0 - - - 16.0 Loss on sale of swap derivative - - - -  Adjusted pre-tax loss (314.8) (240.9) (244.2) (73.9) (81.2) Assumed benefit for income taxes of 34% for 2008 and 35% for 2007 and 2008 113.8 85.4 28.4 Minority interest (21.4) (16.1) (14.4) (5.3) (4.4) Adjusted net loss $ (228.0) $(230.4) $(175.1) $(173.2) $(52.9) $(57.2) Consolidated Total Revenues $8,875.1 $8,537.4 $6,736.3 $ 6,546.8 $2,138.8 $1,990.6 Total Expenses $5,739.5 $5709.2 $5573.9 $6241.3 $2057.3 Income before income taxes and minority interest 348.2 63.3 81.3 42.7 Adjustments: Purchase accounting 100.6 96.0 74.4 69.0 26.2 26.0 Non-cash debt charges 75.0 110.0 56.4 18.6 22.7 Restructuring charges 66.4 127.2 66.4 31.0 — Restructuring related charges 21.0 — 21.0 — — — Vacation accrual adjustment (7.7)  — (7.7) — Unrealized loss (gain) on derivative 11.1 (3.2) 12.0 (3.2) (0.9) — Realized gain on derivative (14.8) — (14.8) — — — Secondary offering costs — 2.0 — 2.0 — — Management transition costs 5.3 15.4 1.3 11.0 4.0 4.4 Interest HGH debt — 16.1 — — — 16.1 Sponsor termination fee — 15.0 — — — 15.0 Loss on sale of swap derivative — — — — Adjusted pre-tax income 483.3 640.7 152.5 132.5 Assumed provision for income taxes of 34% for 2008 and 36% for 2007 and 2006 (169.2) (224.3) (115.9) (46.4) Minority interest (21.4) (18.8) (16.1) (14.4) (5.3) (4.4) Adjusted net income $302.7 $315.9 $93.9 $81.7 Pro forma diluted number of shares outstanding 324.8 325.5 324.8 324.8 324.8 Adjusted diluted earnings per share $0.93 $1.22 $0.64 $0.97 $0.29 $0.25 (a) Adjustments for our car rental segment have been revised to include unrealized gains and losses on our interest rate swaptions which were previously included in “Other Reconciling Items” for the nine months ended September 30, 2007 and three months ended December 31, 2007.

Non-GAAP Reconciliations

Net Corporate Debt and Net Fleet Debt

($ In Millions)	As of September 30, 2008	As of December 31, 2007	As of September 30, 2007	As of December 31, 2006	As of September 30, 2006*
Corporate Debt					
Debt, less:	$ 12,844.2	$ 11,960.1	$ 13,035.0	$12,276.2	$ 12,959.3
U.S Fleet Debt and Pre-Acquisition Notes	4,745.8	4,603.5	5,099.6	4,845.2	4,969.1
International Fleet Debt	1,377.6	1,912.4	2,398.8	1,987.8	2,438.6
Fleet Financing Facility	154.2	170.4	166.3	165.9	121.8
U.K. Leveraged Financing Facility	278.8	222.7	-	-	-
Canadian Fleet Financing Facility	268.7	155.4	272.7	-	-
International ABS Fleet Financing Facility	711.9	-	-	-	-
Other International Facilities	102.4	92.9	88.6	-	-
Fleet Debt	$ 7,639.4	$ 7,157.3	$ 8,026.0	$ 6,998.9	$ 7,529.5
Corporate Debt	$ 5,204.8	$ 4,802.8	$ 5,009.0	$ 5,277.3	$ 5,429.8
Corporate Restricted Cash					
Restricted Cash, less:	$ 514.0	$ 661.0	$ 430.2	$ 552.5	$ 640.6
Restricted Cash Associated with Fleet Debt	(288.2)	(573.1)	(390.0)	(487.0)	(577.1)
Corporate Restricted Cash	$ 225.8	$ 87.9	$ 40.2	$ 65.5	$ 63.5
Net Corporate Debt					
Corporate Debt, less:	$ 5,204.8	$ 4,802.8	$ 5,009.0	$ 5,277.3	$ 5,429.8
Cash and Equivalents	(731.5)	(730.2)	(397.3)	(674.5)	(440.7)
Corporate Restricted Cash	(225.8)	(87.9)	(40.2)	(65.5)	(63.5)
Net Corporate Debt	$ 4,247.5	$ 3,984.7	$ 4,571.5	$ 4,537.3	$ 4,925.6
Net Fleet Debt					
Fleet Debt, less:	$ 7,639.4	$ 7,157.3	$ 8,026.0	$ 6,998.9	$ 7,529.5
Restricted Cash Associated with Fleet Debt	(288.2)	(573.1)	(390.0)	(487.0)	(577.1)
Net Fleet Debt	$ 7,351.2	$ 6,584.2	$ 7,636.0	$ 6,511.9	$ 6,952.4

* Total debt as of September 30, 2006 excludes Hertz Holdings Loan Facility of $996 million, net of a $4 million discount.

H1010-3Q-11/08- 46

46

Hertz

Non-GAAP Reconciliations

Levered After-Tax Cash Flow After Fleet Growth

($ In Millions)

	LTM September 30,		Nine Months Ended Sept. 30,		Three Months Ended Dec. 31,	
	2008	2007	2008	2007	2007	2006
Corporate EBITDA[(a)]	$1,368.5	$1,521.9	$ 986.2	$ 1,163.5	$ 385.2	$ 366.1
Equipment rental maintenance capital expenditures, net	(310.7)	(257.4)	(232.0)	(194.2)	(78.7)	(63.2)
Non-fleet capital expenditures, net	(130.4)	(164.3)	(106.5)	(130.7)	(23.9)	(33.6)
Changes in working capital[(b)]	(146.5)	157.5	(323.1)	56.9	176.6	100.6
Changes in other assets and liabilities[(b)]	(322.2)	(99.5)	(288.3)	(4.8)	(33.9)	(94.7)
Changes in other assets and liabilities to arrive at LTM[(c)]	2.9	7.7	-	-	-	-
Corporate net cash interest	(368.8)	(407.9)	(269.5)	(300.3)	(99.3)	(107.6)
Corporate cash taxes	(32.5)	(35.5)	(22.6)	(18.4)	(9.9)	(17.1)
Levered after-tax cash flow before fleet growth[(d)]	60.3	722.5	(255.8)	572.0	316.1	150.5
Equipment rental fleet growth capital expenditures	293.3	(222.9)	277.6	(297.4)	15.7	74.5
Car rental net fleet equity requirement	(29.6)	(145.5)	(284.6)	(308.8)	255.0	163.3
Levered after-tax cash flow after fleet growth[(d)]	$ 324.0	$ 354.1	$ (262.8)	$ (34.2)	$ 586.8	$ 388.3

(a) See accompanying reconciliation to GAAP measure.

(b) In 2008, the Company has reclassified its December 31, 2007 interest rate swap liability from "changes in working capital" to "changes in other assets and liabilities." All prior period interest rate swap balances were assets and already included within "changes in other assets and liabilities."

(c) Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(d) Amounts include the effect of fluctuations in foreign currency.

H1010-30-11/08- 47

47

48 Non-GAAP Reconciliations Total Net Cash Flow ($ in Millions) Net cash used in financing activities Payment of financing costs Exercise of stock options Distributions to minority interest Cash overdraft reclass Net change in restricted cash Net decrease in cash and cash equivalents during the period Effect of foreign exchange rate changes on cash and equivalents Total net cash flow Three Months Ended September 30, 2008 $(442.1) (23.3) 1.2 (7.0) (6.2) 355.5 (79.9) 44.1 $(157.7) 2007 $(371.0) (11.3) 0.8 (2.3) (15.0) 216.7 (4.3) (13.6) $(200.0)

49 Car Rental Rate Revenue Per Transaction Day ($ in Millions) Car rental revenue per statement of operations Non-rental rate revenue Foreign currency adjustment(b) Rental rate revenue(b) Transaction days (in thousands) Rental rate revenue per transaction day (in whole dollars) Three Months Ended September 30, 2007 $1,946.1 (276.0) (10.1) $1,660.0 35,525 $46.73 2008 $1,944.4 (260.6) 42.0 $1,725.8 36,626 $47.12 (b) Based on 12/31/07 foreign exchange rates.

50 Equipment Rental and Rental Related Revenue ($ in Millions) Equipment rental revenue per statement of operations Equipment sales and other revenue Rental and rental related revenue (including impact of foreign exchange) Foreign currency adjustment(a) Rental and rental related revenue (excluding impact of foreign exchange)(a) Year Ended December 31, 2004 $1,162.0 (134.2) 1,027.8 18.4 $1,046.2 2005 $1,414.9 (158.8) 1,256.1 13.1 $1,269.2 2006 $1,672.1 (193.6) 1,478.5 1.3 $1,479.8 2007 $1,755.3 (190.2) 1,565.1 (27.9) $1,537.2 (a) Based on 12/31/06 foreign exchange rates.

51 Importance of Non-GAAP Measures • EBITDA and Corporate EBITDA provide investors with supplemental measures of operating performance and liquidity. • Corporate EBITDA provides supplemental information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. • Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of Hertz’s annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. These measures are important to allow Hertz to evaluate profitability and make performance trend comparisons between Hertz and its competitors. • Management also believes that EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries. EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. • EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating Hertz’s operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of Hertz’s financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. • Adjusted Pre-Tax Income is the Company’s measure of segment profitability and is important to management because it allows management to assess operational performance of our business, exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. • Adjusted Net Income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

52 Importance of Non-GAAP Measures • Adjusted Diluted Earnings Per Share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Utilizing the pro forma post-IPO number of shares outstanding in 2007 and prior years is important to management and investors because it represents a measure of our earnings per share as if the effects of the initial public offering were applicable to all periods in 2007 and prior. • Net Corporate Debt and Net Fleet Debt are important statistics to management, investors and rating agencies as they help measure the Company’s leverage. Net Corporate Debt also assists in the evaluation of the Company’s ability to service its non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities. • Total Net Cash Flow is important to management and investors as it represents funds available to grow our fleet or reduce our debt. • Levered After-Tax Cash Flow Before Fleet Growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt. • Levered After-Tax Cash Flow After Fleet Growth is important to management and investors as it represents the funds available for the reduction of corporate debt. • Car Rental Rate Revenue and Rental Rate Revenue Per Transaction Day is important to management and investors as it represents the best measurement of the changes in underlying pricing in the car rental business and encompasses the elements in car rental pricing that management has the ability to control. The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged. Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included within the daily pricing of car rental transactions. On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports). Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions. • Equipment Rental and Rental Related Revenue is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.